UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2003

Tularik Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28347	94-3248800
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 Veterans Boulevard South San Francisco, CA	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 825-7000

(Former name or former address, if changed since last report)

Item 5.    Other Events.

On November 10, 2003, Tularik Inc. entered into an Underwriting Agreement with Goldman, Sachs & Co., SG Cowen Securities Corporation, UBS Securities LLC and SunTrust Capital Markets, Inc., as representatives of the several underwriters (the “Underwriters”), relating to the sale of 6,000,000 shares of Tularik common stock to the Underwriters. The public offering price will be $11.90 per share. In addition, Tularik has granted an option to the Underwriters to purchase up to an additional 900,000 shares of its common stock. The offering of the shares (the “Public Offering”) will be made by means of a prospectus, which consists of a prospectus supplement, dated November 10, 2003, and a base prospectus, dated September 21, 2001, filed with the Securities and Exchange Commission. A copy of the press release announcing the pricing of the Public Offering is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Attached as Exhibit 1.1 to this Form 8-K is the Underwriting Agreement by and among Tularik and the Underwriters. Attached as Exhibit 5.1 to this Form 8-K is the opinion of Cooley Godward LLP relating to the legality of the shares to be issued in the Public Offering. Attached as Exhibit 23.2 to this Form 8-K is the consent of PricewaterhouseCoopers LLP to its reference under the heading “Experts” in the prospectus supplement.

In connection with the offer and potential sale by the Underwriters of shares of Tularik common stock to Amgen Inc. in the Public Offering, the Board of Directors of Tularik approved an amendment to the Stockholder Rights Agreement between Tularik and Wells Fargo Bank Minnesota, N.A., dated December 11, 2002, as amended on May 21, 2003. The foregoing description is qualified in its entirety by the Amendment to Rights Agreement between Tularik and Wells Fargo Bank Minnesota, N.A., dated November 10, 2003, a copy of which is attached hereto as Exhibit 4.1.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

Number	Description

1.1	Underwriting Agreement, dated as of November 10, 2003, by and among Tularik Inc. and the Underwriters.

4.1	Amendment to Rights Agreement between Tularik and Wells Fargo Bank Minnesota, N.A., dated November 10, 2003.

5.1	Opinion of Cooley Godward LLP.

23.1	Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.

23.2	Consent of PricewaterhouseCoopers LLP.

99.1	Press Release entitled “Tularik Announces Pricing of Equity Offering,” dated November 11, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TULARIK INC.

Date:	November 10, 2003	/s/ William J. Rieflin

William J. Rieflin Executive Vice President, Administration Acting Chief Financial Officer

EXHIBIT INDEX

Number	Description

1.1	Underwriting Agreement, dated as of November 10, 2003, by and among Tularik Inc. and the Underwriters.

4.1	Amendment to Rights Agreement between Tularik and Wells Fargo Bank Minnesota, N.A., dated November 10, 2003.

5.1	Opinion of Cooley Godward LLP.

23.1	Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.

23.2	Consent of PricewaterhouseCoopers LLP.

99.1	Press Release entitled “Tularik Announces Pricing of Equity Offering,” dated November 11, 2003.